United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 28, 2019

GRAHAM ALTERNATIVE INVESTMENT FUND II LLC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0-53967

DELAWARE	20-4897149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o GRAHAM CAPITAL MANAGEMENT, L.P.
40 Highland Avenue
Rowayton, CT  06853
(Address of principal executive offices) (zip code)

Brian Douglas
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853
(203) 899-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 28, 2019, Paul Sedlack, previously the Vice Chairman and Chief Operating Officer and General Counsel of Graham Capital Management, L.P., the manager (the “Manager”) of Graham Alternative Investment Fund II LLC (the “Company”), retired from his roles at the Manager.  Additionally, effective as of March 1, 2019, the Manager promoted four of its senior executives.  Robert Murray, previously the Chief Executive Officer of the Manager, was promoted to Vice Chairman.  James Medeiros, previously a Senior Managing Director of the Manager responsible for the Manager’s Investment Relations group, was promoted to Chief Executive Officer.  Brian Douglas, previously the Chief Financial Officer of the Manager, was promoted to Chief Operating Officer.  George Schrade, previously an Executive Director in Financial Reporting of the Manager, was promoted to Chief Financial Officer.

Mr. Murray (age 58) serves as a member of the Manager’s executive leadership team responsible for the management of the firm and oversees important business and strategic initiatives of the Manager.  He joined the Manager in June 2003 and became an Associated Person and Principal of the Manager effective June 27, 2003.  Mr. Murray received a Bachelor’s Degree in Business with a concentration in Finance from Geneseo State University in 1983.

Mr. Medeiros (age 45) is responsible for risk management, quantitative trading, investor relations and technology at the Manager.  He joined the Manager in July 2009 and became an Associated Person of the Manager effective July 21, 2009 and a Principal on February 7, 2013. Mr. Medeiros received a Bachelor of Science from the Edmund A. Walsh School of Foreign Service at Georgetown University in 1996, and received an M.B.A. from the Wharton School at the University of Pennsylvania in 2003.

Mr. Douglas, C.P.A. (age 45) oversees the operation of the trading services, legal, compliance, facilities and administration departments of the Manager.  He joined the Manager in July 2004 and became an Associated Person of the Manager effective February 1, 2013 and a Principal on April 1, 2013.  Mr. Douglas received a B.A. in Accounting from Western Connecticut State University in May 1996.

Mr. Schrade, C.P.A. (age 44) is responsible for the finance department of the Manager.  He joined the Manager in June 2007 and became an Associated Person of the Manager effective December 21, 2016 and a Principal on February 28, 2019.  Mr. Schrade received a B.S in Accounting from Quinnipiac University in May 1996.

Mr. Murray will operate under the same employment agreement with the Manager as was in place prior to his appointment as Vice Chairman. Each of Messrs. Medeiros, Douglas and Schrade entered into new employment agreements with the Manager in connection with their appointments to Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively.  Under the agreements, each of Messrs. Murray, Medeiros, Douglas and Schrade receive a base salary and are eligible each year for a discretionary bonus, and are also eligible for employee benefits that are made generally available to employees of the Manager.  Under the agreements, each of Messrs. Murray, Medeiros, Douglas and Schrade are subject to various obligations during their respective employment with the Manager and post-termination, including restrictions on the use of the Manager’s confidential information, non-solicitation covenants and non-competition provisions.  None of Messrs. Murray, Medeiros, Douglas and Schrade has an employment agreement or other agreement with the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5, 2019	GRAHAM ALTERNATIVE INVESTMENT FUND II LLC

	By:	GRAHAM CAPITAL MANAGEMENT, L.P.
its Manager

		By:	/s/ Brian Douglas
Brian Douglas, Chief Operating Officer

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